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                                                                    Exhibit 99.1

                            U.S. SUPREME COURT DENIES
                    REVIEW OF CENDANT CLASS ACTION SETTLEMENT

       AS ANTICIPATED, COMPANY WILL FUND REMAINING OBLIGATION BY MID-JULY

NEW YORK, NY, MARCH 19, 2002 - Cendant Corporation (NYSE: CD) today announced that in connection with Monday's decision by the Supreme Court of the United States to deny review of the settlement of the Cendant shareholder class action relating to the accounting irregularities at the former business units of CUC International, Cendant will fund its remaining obligation by mid-July with cash on hand and, if necessary, existing and available credit facilities.

"We are pleased the Court has removed the final contingency to concluding the settlement, closing this chapter in our company's history," said Henry Silverman, Chairman, President and CEO, Cendant.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 60,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at WWW.CENDANT.COM or by calling 877-4-INFOCD (877-446-3623).


MEDIA CONTACT:
Elliot Bloom
212-413-1832

INVESTOR CONTACT:
Denise Gillen
212-413-1833

Sam Levenson
212-413-1834

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